UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009 (December 9, 2009)
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events.
     On December 9, 2009, NCI Building Systems, Inc. (the “Company”) announced that its previously announced tender offer for all of its outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “Notes”) expired at 11:59 p.m. New York City time on December 8, 2009. No holder of Notes delivered any tender pursuant to the tender offer.
     On the same date, the Company issued a notice of redemption of all of its outstanding Notes. As of the date hereof, $58,750 in principal amount of the Notes remains outstanding. The Notes will be redeemed on December 29, 2009 (the “Redemption Date”) at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon up to, but excluding, the Redemption Date. From December 9, 2009 until the close of business on December 28, 2009, the Notes are convertible at the option of the holder in full or in any portion of the principal amount that is a multiple of $1,000, into cash and fully paid shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), in accordance with the terms, procedures and conditions outlined in the indenture pursuant to which the Notes were issued. As of the date hereof, the conversion rate is 24.9121 shares of Common Stock per $1,000 in principal amount of the Notes. The closing price of the Company’s Common Stock was $2.02 on December 8, 2009. A copy of the press release issued on December 9, 2009, announcing the redemption of the Notes, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated December 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, Secretary and General Counsel

     Dated: December 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated December 9, 2009